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EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated June 15, 1999, except as to the fifth paragraph of Note 5, which is as of June 25, 1999, relating to the financial statements of Amitek Corporation, which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP


Miami, Florida
September 17, 1999